Exhibit 99.1

Talos Energy Announces First Quarter 2025 Operational and Financial Results

Houston, Texas, May 5, 2025 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced its operational and financial results for the three months ended March 31, 2025. Talos also provided second quarter 2025 guidance for production and reiterated its operational and financial guidance for the full year 2025.

First Quarter and Recent Key Highlights

•	Production of 100.9 thousand barrels of oil equivalent per day (“MBoe/d”) (68% oil, 78% liquids).

•	Finished well completion operations on Sunspear discovery, with first production expected late second quarter 2025.

•	Initiated completion operations on Katmai West #2 well, with first production expected late second quarter 2025.

•	Drilling operations to commence on Daenerys prospect late second quarter 2025, following the completion of the Katmai West #2 well.

•	Net Loss of $9.9 million, or $0.05 Net Loss per diluted share, and Adjusted Net Income* of $10.5 million, or $0.06 Adjusted Net Income per diluted share*.

•	Adjusted EBITDA* of $363.0 million.

•	Capital expenditures of $117.6 million, excluding plugging and abandonment and settled decommissioning obligations.

•	Net cash provided by operating activities of $268.2 million.

•	Adjusted Free Cash Flow* of $194.5 million.

•

Expect to allocate up to 50% of annual Free Cash Flow to share repurchases. Repurchased approximately 2.3 million shares for $22.0 million and Talos’s Board of Directors increased its stock repurchase authorization to $200 million.

•

Maintained a strong balance sheet with $203.0 million of cash with an undrawn credit facility, a Net Debt to Last Twelve Months (“LTM”) Adjusted EBITDA* of 0.8x, and liquidity of $960.2 million at March 31, 2025.

•

Hedge positions cover approximately 42% of the balance of 2025 expected oil production at the midpoint of guidance, with a weighted average floor price over $72 per barrel, and mark-to-market hedge book value of $120.0 million, as of April 30, 2025.

Talos President and Chief Executive Officer Paul Goodfellow stated, “I’m excited to be a part of Talos and pleased to report our fifth consecutive quarter of record production, achieving approximately 101 MBoe/d in the first quarter 2025. This milestone was accompanied by strong Adjusted EBITDA and Adjusted Free Cash Flow, highlighting our disciplined focus on execution. Operationally, we achieved strong results, finishing well completion operations on our Sunspear discovery. Furthermore, completion operations are underway at Katmai West #2, following successful drilling results announced in early January 2025. We remain on track for both projects to begin production in late second quarter 2025.

“At the end of the first quarter 2025, we maintained a significant cash balance, even while actively repurchasing shares, and have an undrawn credit facility. This positions Talos to manage the ongoing fluctuations in commodity prices. Our 2025 guidance, robust EBITDA margins, and strong hedge positions allow us to be free cash flow positive for the full year, even at oil prices of approximately $40 per barrel on a go-forward basis. Furthermore, we have the flexibility to adjust our 2025 capital budget, enabling us to adapt to changing market conditions and still maintain positive free cash flow.”

Footnotes:

*	Please see “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

TALOS ENERGY INC.	1	333 Clay St., Suite 3300, Houston, TX 77002

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Share Repurchase Program: In March 2025, Talos opportunistically repurchased approximately 2.3 million shares for $22.0 million, representing an average price of $9.61 per share. In addition, our Board of Directors authorized an increase of approximately $42.5 million to our previously approved limit, so Talos now has approximately $178.0 million remaining under the authorized program as of March 31, 2025. Under Talos’s share repurchase program, management expects to allocate up to 50% of its annual free cash flow to share repurchases. Purchases under the share repurchase program may be made from time to time in privately negotiated transactions or open market transactions under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. These purchases will depend on market conditions, legal requirements, and other relevant factors.

Production Updates:

Sunspear Completion: During the first quarter 2025, Talos successfully finished well completion operations on Sunspear with the West Vela deepwater drillship and expects first production late second quarter 2025. Talos projects production to be approximately 8-10 MBoe/d gross. Sunspear will be tied back to the Talos operated Prince platform. Talos holds a 48.0% working interest (“W.I.”), an entity managed by Ridgewood Energy Corporation holds a 47.5% W.I., and an undisclosed partner holds a 4.5% W.I

Katmai West: In April 2025, Talos initiated completion operations on Katmai West #2 using the West Vela after finishing completion work at Sunspear. At the beginning of 2025, Talos announced successful drilling results at Katmai West #2, encountering over 400 feet of gross hydrocarbon pay with excellent rock properties. First production is expected late second quarter 2025. The strong performance from the Katmai West #1 well and its successful appraisal have nearly doubled the anticipated proved estimated ultimate recovery (“EUR” )1 of the Katmai West field to approximately 50 MMBoe gross and affirmed Talos’s estimated gross resource potential of approximately 100 MMBoe. The greater Katmai area is estimated to contain up to a total resource potential of 200 MMBoe. Talos, as operator, holds a 50% W.I., with entities managed by Ridgewood Energy Corporation holding the other 50% W.I.

Project Updates:

Daenerys: Talos anticipates drilling operations commencing on the Daenerys well late second quarter 2025, utilizing the West Vela. Daenerys is a high-impact subsalt project that will evaluate the regionally prolific Middle and Lower Miocene section and carries an estimated gross resource potential between 100–300 MMBoe. Talos holds a 30% W.I., with partners Red Willow holding a 35% W.I, Cathexis holding a 25% W.I., and HEQ Deepwater holding a 10% W.I.

Monument Discovery Farm-in: In March 2025, Talos increased its interest in the Monument discovery to a 29.76% W.I., up from 21.4% W.I. Monument is a large Wilcox oil discovery in Walker Ridge blocks 271, 272, 315, and 316. Talos expects to develop it as a subsea tie-back to the Shenandoah production facility in Walker Ridge. First production is expected between 20–30 MBoe/d gross by late 2026 under restricted flow due to facility rate constraints. There is an additional drilling location adjacent to the discovery with an estimated 25–35 MMBoe that could extend the resource. Other partners include Beacon as operator with a 41.67% W.I. and Navitas Petroleum with a 28.57% W.I.

[1]

EUR is calculated as the sum of proved reserves remaining as of a given date and cumulative production as of that date. EUR is not a measure of “reserves” prepared in accordance with SEC guidelines. Please see “Reserve Information” at the end of this release.

TALOS ENERGY INC.	2	333 Clay St., Suite 3300, Houston, TX 77002

FIRST QUARTER 2025 RESULTS

Key Financial Highlights:

($ thousands, except per share and per Boe amounts)	Three Months Ended March 31, 2025
Total revenues	$513,059
Net Income (Loss)	$(9,868)
Net Income (Loss) per diluted share	$(0.05)
Adjusted Net Income (Loss)*	$10,466
Adjusted Net Income (Loss) per diluted share*	$0.06
Adjusted EBITDA*	$363,003
Adjusted EBITDA excluding hedges*	$357,836
Capital Expenditures	$117,574

Production

Production for the first quarter 2025 was 100.9 MBoe/d ( 68% oil, 78% liquids).

Three Months Ended March 31, 2025
Oil (MBbl/d)	68.3
Natural Gas (MMcf/d)	135.7
NGL (MBbl/d)	10.0
Total average net daily (MBoe/d)	100.9

	Three Months Ended March 31, 2025
	Production	% Oil	% Liquids	% Operated
Deepwater	89.0	70%	80%	82%
Shelf and Gulf Coast	11.9	54%	61%	78%

Total average net daily (MBoe/d)	100.9	68%	78%	81%

Three Months Ended March 31, 2025
Average realized prices (excluding hedges)
Oil ($/Bbl)	$71.73
Natural Gas ($/Mcf)	$4.32
NGL ($/Bbl)	$21.78
Average realized price ($/Boe)	$56.50

Average NYMEX prices
WTI ($/Bbl)	$71.78
Henry Hub ($/MMBtu)	$4.14

Lease Operating & General and Administrative Expenses

Total lease operating expenses for the first quarter 2025, including workover, maintenance and insurance costs, were $127.8 million, or $14.08 per Boe.

Adjusted General and Administrative expenses for the first quarter 2025, adjusted to exclude one-time transaction-related costs, and non-cash equity-based compensation, were $30.3 million, or $3.34 per Boe.

($ thousands, except per Boe amounts)	Three Months Ended March 31, 2025
Lease Operating Expenses	$127,805
Lease Operating Expenses per Boe	$14.08
Adjusted General & Administrative Expenses*	$30,310
Adjusted General & Administrative Expenses per Boe*	$3.34

TALOS ENERGY INC.	3	333 Clay St., Suite 3300, Houston, TX 77002

Capital Expenditures

Capital expenditures for the first quarter 2025, excluding plugging and abandonment and settled decommissioning obligations, totaled $117.6 million. Certain capital expenditures originally planned for the first quarter 2025 have shifted to the second quarter 2025. Talos continues to maintain its full-year 2025 capital expenditure guidance and remains focused on capital discipline and efficient project execution.

($ thousands)	Three Months Ended March 31, 2025
U.S. drilling & completions	$89,228
Asset management(1)	9,537
Seismic and G&G, land, capitalized G&A and other	18,809

Total Capital Expenditures	117,574

(1)	Asset management consists of capital expenditures for development-related activities primarily associated with recompletions and improvements to our facilities and infrastructure.

Plugging & Abandonment Expenditures

Capital expenditures for plugging and abandonment and settled decommissioning obligations for the first quarter 2025 totaled $10.0 million.

Three Months Ended March 31, 2025
Plugging & Abandonment and Decommissioning Obligations Settled(1)	$10,030

(1)

Settlement of decommissioning obligations as a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

Liquidity and Leverage

At March 31, 2025, Talos had a borrowing base of $925.0 million under its Bank Credit Facility, subject to a total availability cap of $800.0 million with approximately $42.8 million in outstanding letters of credit. Letters of credit that are outstanding reduce the available revolving credit commitments. Cash was $203.0 million, providing Talos approximately $960.2 million of liquidity. On March 31, 2025, Talos had $1,250.0 million in total debt. Net Debt* was $1,047.1 million, Net Debt to Last Twelve Months (“LTM”) Adjusted EBITDA* was 0.8x.

TALOS ENERGY INC.	4	333 Clay St., Suite 3300, Houston, TX 77002

OPERATIONAL & FINANCIAL GUIDANCE UPDATES

For the second quarter 2025, Talos expects average daily production to be in the range of 92.0 to 96.0 MBoe/d, with 67% oil volumes.

Talos reiterates its full year 2025 operational and financial guidance and expects average daily production to range from 90.0 to 95.0 MBoe/d, consisting of 69% oil and 79% liquids.

The following summarizes Talos’s full-year 2025 operational and production guidance.

		FY 2025
($ Millions, unless highlighted):		Low	High
Production	Oil (MMBbl)	22.7	24.0
	Natural Gas (Bcf)	41.9	44.3
	NGL (MMBbl)	3.1	3.3
	Total Production (MMBoe)	32.8	34.7
	Avg Daily Production (MBoe/d)	90.0	95.0
Cash Expenses	Cash Operating Expenses and Workovers(1)(2)(4)*	$580	$610
	G&A(2)(3)*	$120	$130
Capex	Capital Expenditures(5)	$500	$540
P&A Expenditures	P&A, Decommissioning	$100	$120
Interest	Interest Expense(6)	$155	$165

(1)	Includes Lease Operating Expenses and Maintenance.
(2)	Includes insurance costs.
(3)	Excludes non-cash equity-based compensation and transaction and other expenses.
(4)	Includes reimbursements under production handling agreements.
(5)	Excludes acquisitions.
(6)	Includes cash interest expense on debt and finance lease, surety charges and amortization of deferred financing costs and original issue discounts.
*	Due to the forward-looking nature a reconciliation of Cash Operating Expenses and Workovers and G&A to the most directly comparable GAAP measure could not be reconciled without unreasonable efforts.

TALOS ENERGY INC.	5	333 Clay St., Suite 3300, Houston, TX 77002

HEDGES

The following table reflects contracted volumes and weighted average prices the Company will receive under the terms of its derivative contracts as of April 30, 2025.

	Instrument Type	Avg. Daily Volume	W.A. Swap	W.A. Floor	W.A. Ceiling
Crude – WTI		(Bbls)	(Per Bbl)	(Per Bbl)	(Per Bbl)
April - June 2025	Fixed Swaps	38,000	$73.45	—	—
July - September 2025	Fixed Swaps	20,685	$71.81	—	—
October - December 2025	Fixed Swaps	19,652	$71.84	—	—
January - March 2026	Fixed Swaps	14,000	$66.26	—	—
	Collar	9,000	—	$60.00	$68.50
April - June 2026	Fixed Swaps	10,000	$65.47	—	—
	Collar	9,000	—	$60.00	$68.50
July - September 2026	Collar	9,000	—	$60.00	$68.50
October - December 2026	Collar	9,000	—	$60.00	$68.50

Natural Gas – HH NYMEX		(MMBtu)	(Per MMBtu)	(Per MMBtu)	(Per MMBtu)
April - June 2025	Fixed Swaps	65,000	$3.38	—	—
July - September 2025	Fixed Swaps	50,000	$3.47	—	—
October - December 2025	Fixed Swaps	40,000	$3.53	—	—
January - March 2026	Fixed Swaps	35,000	$4.19	—	—
April - June 2026	Fixed Swaps	20,000	$3.65	—	—
July - September 2026	Fixed Swaps	20,000	$3.65	—	—
October - December 2026	Fixed Swaps	20,000	$3.65	—	—

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, which will be broadcast live over the internet, on Tuesday, May 6, 2025 at 10:00 AM Eastern Time (9:00 AM Central Time). Listeners can access the conference call through a webcast link on the Company’s website at: https://www.talosenergy.com/investor-relations/presentation-webcast/default.aspx#event-calendar. Alternatively, the conference call can be accessed by dialing (800) 836-8184 (North American toll-free) or (646) 357-8785 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until May 13, 2025 and can be accessed by dialing (888) 660-6345 and using access code 14247#. For more information, please refer to the First Quarter 2025 Earnings Presentation available under Presentations and Webcasts on the Investor Relations section of Talos’s website.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The information in this communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this communication regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on our current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about: business strategy; estimated ultimate recovery (EUR) and reserves; drilling prospects, inventories, projects and programs; our ability to replace the reserves that we produce through drilling and property acquisitions; financial strategy, borrowing base under our bank credit facility, availability of financing sources, liquidity and capital required for our development program, acquisitions and other capital expenditures; realized oil and natural gas prices; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such

TALOS ENERGY INC.	6	333 Clay St., Suite 3300, Houston, TX 77002

changes that may be implemented by the Trump Administration, and the impact of such policies on us, our customers and suppliers, and the global economic environment; volatility in the political, legal and regulatory environments in connection with the U.S. and Mexican presidential administrations; risks related to future mergers and acquisitions and/or to realize the expected benefits of any such transaction; timing and amount of future production of oil, natural gas and NGLs; our hedging strategy and results; future drilling plans; availability of pipeline connections on economic terms; competition, government regulations, including financial assurance requirements, and legislative and political developments; our ability to obtain permits and governmental approvals, including the timely issuance and potential impact of the anticipated revised Gulf of America biological opinion by the National Marine Fisheries Services; pending legal, governmental or environmental matters; our marketing of oil, natural gas and NGLs; our integration of acquisitions and the anticipated post-acquisition performance of the company; future leasehold or business acquisitions on desired terms; costs of developing properties; general economic conditions, including the impact of continued inflation and associated changes in monetary policy; political and economic conditions and events in foreign oil, natural gas and NGL producing countries and acts of terrorism or sabotage; credit markets; estimates of future income taxes; our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities; our strategy with respect to our investment in the Zama asset; uncertainty regarding our future operating results and our future revenues and expenses; impact of new accounting pronouncements on earnings in future periods; and plans, objectives, expectations and intentions contained in this communication that are not historical. These forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility; global demand for oil and natural gas; the ability or willingness of OPEC and other state-controlled oil companies to set and maintain oil production levels and the impact of any such actions; the lack of a resolution to the war in Ukraine and ongoing hostilities in Israel and the Middle East, and their impact on commodity markets; the impact of any pandemic, and governmental measures related thereto; lack of transportation and storage capacity as a result of oversupply, government and regulations; political risks, including a global trade war; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes, winter storms and loop currents; cybersecurity threats; elevated inflation and the impact of central bank policy in response thereto; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes, including the impact of financial assurance requirements; changes in U.S. trade policy, including the imposition of increased tariffs and resulting consequences; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; and the other risks discussed in “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

PRODUCTION ESTIMATES

Estimates of our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, adverse weather conditions such as hurricanes, global political and macroeconomic events and numerous other factors. Our estimates are based on certain other assumptions, such as well performance and estimated resource potential and ultimate recovery, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

RESERVE INFORMATION

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered. In addition, we use “estimated gross resource potential,” “gross reserves,” and “estimated ultimate recovery” (or EUR) which are not measures of “reserves” prepared in accordance with SEC guidelines or permitted to be included in SEC filings. These types of resource estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are inherently more uncertain than estimates of proved reserves or other reserves prepared in accordance with SEC guidelines. These types of estimates are subject to a substantially greater risk of actually being realized.

TALOS ENERGY INC.	7	333 Clay St., Suite 3300, Houston, TX 77002

USE OF NON-GAAP FINANCIAL MEASURES

This release includes the use of certain measures that have not been calculated in accordance with U.S. generally acceptable accounting principles (GAAP) such as, but not limited to, EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Net Debt, Net Debt to LTM Adjusted EBITDA, Net Debt to LTM Adjusted EBITDA, Adjusted Free Cash Flow and Leverage, Adjusted EBITDA excluding hedges, Adjusted Net Income (Loss) per diluted share, Cash Operating Expenses and Workovers, Adjusted General & Administrative Expense and PV-10. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Reconciliations for non-GAAP measure to GAAP measures are included at the end of this release.

TALOS ENERGY INC.	8	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$202,950	$108,172
Accounts receivable:
Trade, net	242,729	236,694
Joint interest, net	86,992	133,562
Other, net	42,500	34,002
Assets from price risk management activities	28,272	33,486
Prepaid assets	82,840	77,487
Other current assets	22,507	35,980

Total current assets	708,790	659,383

Property and equipment:
Proved properties	9,954,822	9,784,832
Unproved properties, not subject to amortization	569,881	587,238
Other property and equipment	35,089	35,069

Total property and equipment	10,559,792	10,407,139
Accumulated depreciation, depletion and amortization	(5,472,580)	(5,191,865)

Total property and equipment, net	5,087,212	5,215,274

Other long-term assets:
Restricted cash	107,021	106,260
Assets from price risk management activities	12,968	253
Equity method investments	110,779	111,269
Other well equipment	66,034	58,306
Notes receivable, net	18,203	17,748
Operating lease assets	10,703	11,294
Other assets	10,855	12,008

Total assets	$6,132,565	$6,191,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,358	$117,055
Accrued liabilities	274,446	326,913
Accrued royalties	80,770	77,672
Current portion of asset retirement obligations	118,713	97,166
Liabilities from price risk management activities	22,032	6,474
Accrued interest payable	20,291	49,084
Current portion of operating lease liabilities	3,684	3,837
Other current liabilities	45,482	44,854

Total current liabilities	672,776	723,055

Long-term liabilities:
Long-term debt	1,222,553	1,221,399
Asset retirement obligations	1,071,074	1,052,569
Liabilities from price risk management activities	16,500	3,537
Operating lease liabilities	14,642	15,489
Other long-term liabilities	403,704	416,041

Total liabilities	3,401,249	3,432,090

Commitments and contingencies
Stockholders’ equity:
Preferred stock; $0.01 par value; 30,000,000 shares authorized and zero shares issued or outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Common stock; $0.01 par value; 270,000,000 shares authorized; 188,160,804 and 187,434,908 shares issued as of March 31, 2025 and December 31, 2024, respectively	1,882	1,874
Additional paid-in capital	3,278,165	3,274,626
Accumulated deficit	(433,978)	(424,110)
Treasury stock, at cost; 9,705,658 and 7,417,385 shares as of March 31, 2025 and December 31, 2024, respectively	(114,753)	(92,685)

Total stockholders’ equity	2,731,316	2,759,705

Total liabilities and stockholders’ equity	$6,132,565	$6,191,795

TALOS ENERGY INC.	9	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Oil	$440,723	$393,221
Natural gas	52,735	23,698
NGL	19,601	13,013

Total revenues	513,059	429,932
Operating expenses:
Lease operating expense	127,805	135,178
Production taxes	114	544
Depreciation, depletion and amortization	280,716	215,664
Accretion expense	30,894	26,903
General and administrative expense	34,615	69,841
Other operating (income) expense	(4,536)	(86,043)

Total operating expenses	469,608	362,087

Operating income (expense)	43,451	67,845
Interest expense	(40,927)	(50,845)
Price risk management activities income (expense)	(15,853)	(87,062)
Equity method investment income (expense)	(490)	(8,054)
Other income (expense)	3,860	(55,896)

Net income (loss) before income taxes	(9,959)	(134,012)
Income tax benefit (expense)	91	21,573

Net income (loss)	$(9,868)	$(112,439)

Net income (loss) per common share:
Basic	$(0.05)	$(0.71)
Diluted	$(0.05)	$(0.71)
Weighted average common shares outstanding:
Basic	180,192	158,490
Diluted	180,192	158,490

TALOS ENERGY INC.	10	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(9,868)	$(112,439)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion expense	311,610	242,567
Amortization of deferred financing costs and original issue discount	1,830	2,598
Equity-based compensation expense	4,141	2,754
Price risk management activities (income) expense	15,853	87,062
Net cash received (paid) on settled derivative instruments	5,167	(3,494)
Equity method investment (income) expense	490	8,054
Loss (gain) on extinguishment of debt	—	60,256
Settlement of asset retirement obligations	(9,752)	(27,907)
Loss (gain) on sale of assets	(16)	—
Loss (gain) on sale of business	—	(86,940)
Changes in operating assets and liabilities:
Accounts receivable	32,038	8,020
Other current assets	(2,136)	(5,818)
Accounts payable	1,075	10,707
Other current liabilities	(83,294)	(65,249)
Other non-current assets and liabilities, net	1,103	(23,745)

Net cash provided by (used in) operating activities	268,241	96,426

Cash flows from investing activities:
Exploration, development and other capital expenditures	(129,003)	(146,077)
Payments for acquisitions, net of cash acquired	(14,845)	(916,045)
Proceeds from (cash paid for) sale of property and equipment, net	540	—
Contributions to equity method investees	—	(17,519)
Proceeds from sales of businesses	—	141,997

Net cash provided by (used in) investing activities	(143,308)	(937,644)

Cash flows from financing activities:
Issuance of common stock	—	387,717
Issuance of senior notes	—	1,250,000
Redemption of senior notes	—	(897,116)
Proceeds from Bank Credit Facility	—	670,000
Repayment of Bank Credit Facility	—	(545,000)
Deferred financing costs	—	(25,505)
Other deferred payments	(4,949)	(672)
Payments of finance lease	(4,769)	(4,324)
Purchase of treasury stock	(17,291)	—
Employee stock awards tax withholdings	(2,385)	(5,520)

Net cash provided by (used in) financing activities	(29,394)	829,580

Net increase (decrease) in cash, cash equivalents and restricted cash	95,539	(11,638)
Cash, cash equivalents and restricted cash:
Balance, beginning of period	214,432	135,999

Balance, end of period	$309,971	$124,361

Supplemental non-cash transactions:
Capital expenditures included in accounts payable and accrued liabilities	$72,711	$101,794
Supplemental cash flow information:
Interest paid, net of amounts capitalized	$58,636	$55,224

TALOS ENERGY INC.	11	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses

We believe the presentation of Adjusted General and Administrative Expenses provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted General & Administrative Expenses has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

General and Administrative Expenses. General and Administrative Expenses generally consist of costs incurred for overhead, including payroll and benefits for our corporate staff, costs of maintaining our headquarters, costs of managing our production operations, bad debt expense, equity-based compensation expense, audit and other fees for professional services and legal compliance.

($ thousands)	Three Months Ended March 31, 2025
Reconciliation of General & Administrative Expenses to Adjusted General & Administrative Expenses:
Total General and administrative expense	$34,615
Transaction and other expenses(1)	(164)
Non-cash equity-based compensation expense	(4,141)

Adjusted General & Administrative Expenses	$30,310

(1)	Other income (expense) includes restructuring expenses, cost saving initiatives and other miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

“EBITDA” and “Adjusted EBITDA” provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

EBITDA. Net income (loss) plus interest expense; income tax expense (benefit); depreciation, depletion and amortization; and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash write-down of oil and natural gas properties, transaction and other (income) expenses, decommissioning obligations, the net change in fair value of derivatives (mark to market effect, net of cash settlements and premiums related to these derivatives), (gain) loss on debt extinguishment, non-cash write-down of other well equipment and non-cash equity-based compensation expense.

Adjusted EBITDA excluding hedges. We have historically provided as a supplement to—rather than in lieu of—Adjusted EBITDA including hedges, provides useful information regarding our results of operations and profitability by illustrating the operating results of our oil and natural gas properties without the benefit or detriment, as applicable, of our financial oil and natural gas hedges. By excluding our oil and natural gas hedges, we are able to convey actual operating results using realized market prices during the period, thereby providing analysts and investors with additional information they can use to evaluate the impacts of our hedging strategies over time.

TALOS ENERGY INC.	12	333 Clay St., Suite 3300, Houston, TX 77002

The following tables present a reconciliation of the GAAP financial measure of Net Income (loss) to EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding hedges for each of the periods indicated (in thousands):

	Three Months Ended
($ thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net Income (loss)	$(9,868)	$(64,508)	$88,173	$12,381
Interest expense	40,927	41,536	46,275	48,982
Income tax expense (benefit)	(91)	9,448	18,111	(983)
Depreciation, depletion and amortization	280,716	274,554	274,249	259,091
Accretion expense	30,894	30,551	29,418	30,732

EBITDA	342,578	291,581	456,226	350,203
Transaction and other (income) expenses(1)	(4,579)	1,193	(17,687)	6,629
Decommissioning obligations(2)	(157)	797	2,725	4,182
Derivative fair value (gain) loss(3)	15,853	42,989	(126,291)	(2,302)
Net cash received (paid) on settled derivative instruments(3)	5,167	19,651	6,071	(17,518)
Non-cash equity-based compensation expense	4,141	5,603	3,315	2,790

Adjusted EBITDA	363,003	361,814	324,359	343,984
Add: Net cash (received) paid on settled derivative instruments(3)	(5,167)	(19,651)	(6,071)	17,518

Adjusted EBITDA excluding hedges	$357,836	$342,163	$318,288	$361,502

Production:
Boe(4)	9,080	9,081	8,878	8,686
Adjusted EBITDA and Adjusted EBITDA excluding hedges margin:
Adjusted EBITDA per Boe(4)	$39.98	$39.84	$36.54	$39.60
Adjusted EBITDA excluding hedges per Boe(1)(4)	$39.41	$37.68	$35.85	$41.62

(1)

For the three months ended September 30, 2024, transaction expenses includes $4.7 million in severance costs related to the departure of the Company’s former President and Chief Executive Officer on August 29, 2024; $9.3 million in costs related to the QuarterNorth Acquisition, inclusive of $8.1 million in severance expense for the three months ended June 30, 2024. Other income (expense) includes restructuring expenses, cost saving initiatives and other miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. For the three months ended September 30, 2024, it includes an incremental $13.5 million gain from the sale of our wholly owned subsidiary, Talos Low Carbon Solutions LLC, due to the recognition of contingent consideration as well as a $7.0 million increase in fair value of a service credit acquired via the QuarterNorth Acquisition.

(2)

Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency and are included in “Other operating (income) expense” on our consolidated statements of operations.

(3)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA on an unrealized basis during the period the derivatives settled.

(4)

One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

TALOS ENERGY INC.	13	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Adjusted EBITDA to Adjusted Free Cash Flow and Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

“Adjusted Free Cash Flow” before changes in working capital provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Free Cash Flow has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

Capital Expenditures and Plugging & Abandonment. Actual capital expenditures and plugging & abandonment recognized in the quarter, inclusive of accruals.

Interest Expense. Actual interest expense per the income statement.

Talos did not pay any cash income taxes in the period, therefore cash income taxes have no impact to the reported Adjusted Free Cash Flow before changes in working capital number.

($ thousands)	Three Months Ended March 31, 2025
Reconciliation of Adjusted EBITDA to Adjusted Free Cash Flow (before changes in working capital):
Adjusted EBITDA	$363,003
Capital expenditures	(117,574)
Plugging & abandonment	(9,752)
Decommissioning obligations settled	(278)
Interest expense	(40,927)

Adjusted Free Cash Flow (before changes in working capital)	194,472

($ thousands)	Three Months Ended March 31, 2025
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (before changes in working capital):
Net cash provided by operating activities(1)	$268,241
(Increase) decrease in operating assets and liabilities	51,214
Capital expenditures(2)	(117,574)
Decommissioning obligations settled	(278)
Transaction and other (income) expenses(3)	(4,579)
Decommissioning obligations(4)	(157)
Amortization of deferred financing costs and original issue discount	(1,830)
Income tax benefit	(91)
Other adjustments	(474)

Adjusted Free Cash Flow (before changes in working capital)	194,472

(1)	Includes settlement of asset retirement obligations.
(2)	Includes accruals and excludes acquisitions.
(3)	Other income (expense) includes restructuring expenses, cost saving initiatives and other miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance.
(4)

Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

TALOS ENERGY INC.	14	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Net Income to Adjusted Net Income (Loss) and Adjusted Earnings per Share

“Adjusted Net Income (Loss)” and “Adjusted Earnings per Share” are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income (Loss) and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income (Loss). Net income (loss) plus accretion expense, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income (Loss) divided by the number of common shares.

	Three Months Ended March 31, 2025
($ thousands, except per share amounts)		Basic per Share	Diluted per Share
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss):
Net Income (loss)	$(9,868)	$(0.05)	$(0.05)
Transaction and other (income) expenses(1)	(4,579)	$(0.03)	$(0.03)
Decommissioning obligations(2)	(157)	$(0.00)	$(0.00)
Derivative fair value loss(3)	15,853	$0.09	$0.09
Net cash received on paid derivative instruments(3)	5,167	$0.03	$0.03
Non-cash income tax benefit	(91)	$(0.00)	$(0.00)
Non-cash equity-based compensation expense	4,141	$0.02	$0.02
Adjusted Net Income (Loss)(4)	$10,466	$0.06	$0.06

Weighted average common shares outstanding at March 31, 2025:
Basic	180,192
Diluted	180,999

(1)	Other income (expense) includes other miscellaneous income and expenses that the Company does not view as a meaningful indicator of its operating performance.
(2)

Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

(3)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income (Loss) on an unrealized basis during the period the derivatives settled.

(4)	The per share impacts reflected in this table were calculated independently and may not sum to total adjusted basic and diluted EPS due to rounding.

TALOS ENERGY INC.	15	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA

We believe the presentation of Net Debt, LTM Adjusted EBITDA, Net Debt to LTM Adjusted EBITDA and Net Debt to LTM Adjusted EBITDA is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies.

Net Debt. Total Debt principal minus cash and cash equivalents.

Net Debt to LTM Adjusted EBITDA. Net Debt divided by the LTM Adjusted EBITDA.

($ thousands)	March 31, 2025
Reconciliation of Net Debt:
9.000% Second-Priority Senior Secured Notes – due February 2029	$625,000
9.375% Second-Priority Senior Secured Notes – due February 2031	625,000
Bank Credit Facility – matures March 2027	—

Total Debt	1,250,000
Less: Cash and cash equivalents	(202,950)

Net Debt	$1,047,050

Calculation of LTM Adjusted EBITDA:
Adjusted EBITDA for three months period ended June 30, 2024	$343,984
Adjusted EBITDA for three months period ended September 30, 2024	324,359
Adjusted EBITDA for three months period ended December 31, 2024	361,814
Adjusted EBITDA for three months period ended March 31, 2025	363,003

LTM Adjusted EBITDA	$1,393,160

Reconciliation of Net Debt to LTM Adjusted EBITDA:
Net Debt / LTM Adjusted EBITDA(1)	0.8x

(1)	Net Debt / LTM Adjusted EBITDA figure excludes the Finance Lease. Had the Finance Lease been included, Net Debt / LTM Adjusted EBITDA would have been 0.8x.

TALOS ENERGY INC.	16	333 Clay St., Suite 3300, Houston, TX 77002